Exhibit a(2)

                          ASSET ALLOCATION PORTFOLIOS


                                  AMENDMENT TO
                              DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of Asset Allocation Portfolios (the "Trust"), a trust organized under the laws of the State of New York, pursuant to the Trust's Declaration of Trust dated as of December 14, 1995, as amended (the "Declaration"), do hereby amend Article III of the Declaration to provide that Section 3.12 of the Declaration shall not apply from and after January 1, 1999.


Elliott J. Berv                             Philip W. Coolidge
-----------------------------               --------------------------------
ELLIOTT J. BERV                             PHILIP W. COOLIDGE
As Trustee and Not Individually             As Trustee and Not Individually


Mark T. Finn                                C. Oscar Morong, Jr.
-----------------------------               --------------------------------
MARK T. FINN                                C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually


Walter E. Robb, III                         E. Kirby Warren
-----------------------------               --------------------------------
WALTER E. ROBB, III                         E. KIRBY WARREN
As Trustee and Not Individually             As Trustee and Not Individually